    Exhibit 23(a) – Thayer-O’Neal Company, LLC

Consent of Independent Registered Public Accounting Firm

We hereby consent to the reference to our firm under the caption “Experts” and the use of our report dated June 25, 2015, which includes an explanatory paragraph regarding the substantial doubt about the Company’s ability to continue as a going concern, on the consolidated financial statements of ABCO Energy, Inc. which appears in this Registration Statement on Form S-1.

/s/ RBSM LLP
Las Vegas, Nevada
January  24, 2017